Exhibit 99.1

onsemi First Quarter 2023 Results Exceed Expectations

Automotive and Industrial end-markets contribute record 79% of revenue

Scottsdale, Ariz, – May 1, 2023 – onsemi (the “Company”) (Nasdaq: ON) today announced results for the first quarter of 2023 with the following highlights:

•	Revenue of $1,959.7 million, an increase of 1 percent year-over-year
•	GAAP and non-GAAP gross margin of 46.8 percent
•	GAAP operating margin and non-GAAP operating margin of 28.8 percent and 32.2 percent respectively
•	GAAP diluted earnings per share of $1.03, Non-GAAP diluted earnings per share of $1.19 as compared to $1.22 in the quarter a year ago
•	Automotive revenue grew 38% year-over-year to record 50% of total revenue
•	Automotive and industrial end-markets together represented record 79% of revenue

“We continued our momentum with first quarter results exceeding expectations despite macroeconomic uncertainties. Our accelerating Silicon Carbide manufacturing output exceeded our internal plans and enabled us to nearly double our silicon carbide revenue quarter-over-quarter, and we grew both ADAS and energy infrastructure revenue by approximately 50% year-over-year. As secular tailwinds propel our business, we are prudently managing our operations to deliver consistent and predictable results in the current market environment,” said Hassane El-Khoury, President and CEO of onsemi.

Selected financial results for the quarter are shown below with comparable periods (unaudited):

	GAAP			Non-GAAP
(Revenue and Net Income in millions)	Q1 2023	Q4 2022	Q1 2022	Q1 2023	Q4 2022	Q1 2022
Revenue	$1,959.7	$2,103.6	$1,945.0	$1,959.7	$2,103.6	$1,945.0
Gross Margin	46.8%	48.5%	49.4%	46.8%	48.4%	49.4%
Operating Margin	28.8%	33.5%	33.3%	32.2%	34.1%	33.9%
Net Income attributable to ON Semiconductor	$461.7	$604.3	$530.2	$523.7	$580.4	$538.5
Diluted Earnings Per Share	$1.03	$1.35	$1.18	$1.19	$1.32	$1.22

	Revenue Summary (in millions) (Unaudited)
	Three Months Ended
Business Segment	Q1 2023	Q4 2022	Q1 2022	Sequential Change	Year-over- Year Change
PSG	$1,012.8	$1,048.4	$986.7	(3)%	3%
ASG	592.8	701.0	689.3	(15)%	(14)%
ISG	354.1	354.2	269.0	—%	32%
Total	$1,959.7	$2,103.6	$1,945.0	(7)%	1%

SECOND QUARTER 2023 OUTLOOK

The following table outlines onsemi’s projected second quarter of 2023 GAAP and non-GAAP outlook.

	Total onsemi GAAP	Special Items **	Total onsemi Non-GAAP***

Revenue	$1,975 to $2,075 million	-	$1,975 to $2,075 million

Gross Margin	45.4% to 47.4%	0.1%	45.5% to 47.5%

Operating Expenses	$314 to $329 million	$17 million	$297 to $312 million

Other Income and Expense (including interest expense), net	$3 to $5 million	-	$3 to $5 million

Diluted Earnings Per Share	$1.08 to $1.22	$0.06	$1.14 to $1.28

Diluted Shares Outstanding *	449 million	9 million	440 million

*

Diluted shares outstanding can vary as a result of, among other things, the actual exercise of options or vesting of restricted stock units, the incremental dilutive shares from the Company’s convertible senior subordinated notes, and the repurchase or the issuance of stock or convertible notes or the sale of treasury shares. In periods when the quarterly average stock price per share exceeds $20.72 for the 1.625% Notes, $52.97 for the 0% Notes, and $103.87 for the 0.50% Notes, the non-GAAP diluted share count and non-GAAP net income per share include the anti-dilutive impact of the Company’s hedge transactions issued concurrently with the 1.625% Notes, the 0% Notes, and the 0.50% Notes, respectively. At an average stock price per share between $20.72 and $30.70 for the 1.625% Notes, $52.97 and $74.34 for the 0% Notes, and $103.87 and $156.78 for the 0.50% Notes, the hedging activity offsets the potentially dilutive effect of the 1.625% Notes, the 0% Notes, and the 0.50% Notes, respectively. In periods when the quarterly average stock price exceeds $30.70 for the 1.625% Notes, $74.34 for the 0% Notes, and $156.78 for the 0.50% Notes, the dilutive impact of the warrants issued concurrently with such notes are included in the diluted shares outstanding. GAAP and non-GAAP diluted share counts are based on either the previous quarter’s average stock price or the stock price as of the last day of the previous quarter, whichever is higher.

**

Special items may include: amortization of acquisition-related intangibles; expensing of appraised inventory fair market value step-up; non-recurring facility costs; in-process research and development expenses; restructuring, asset impairments and other, net; goodwill impairment charges; gains and losses on debt prepayment; non-cash interest expense; actuarial (gains) losses on pension plans and other pension benefits; and certain other special items, as necessary. These special items are out of our control and could change significantly from period to period. As a result, we are not able to reasonably estimate and separately present the individual impact or probable significance of these special items, and we are similarly unable to provide a reconciliation of the non-GAAP measures. The reconciliation that is unavailable would include a forward-looking income statement, balance sheet and statement of cash flows in accordance with GAAP. For this reason, we use a projected range of the aggregate amount of special items in order to calculate our projected non-GAAP operating expense outlook.

***

We believe these non-GAAP measures provide important supplemental information to investors. We use these measures, together with GAAP measures, for internal managerial purposes and as a means to evaluate period-to-period comparisons. However, we do not, and you should not, rely on non-GAAP financial measures alone as measures of our performance. We believe that non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when taken together with GAAP results and the reconciliations to corresponding GAAP financial measures that we also provide in our releases, provide a more complete understanding of factors and trends affecting our business. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures, even if they have similar names.

TELECONFERENCE

onsemi will host a conference call for the financial community at 9 a.m. Eastern Time (ET) on May 1, 2023 to discuss this announcement and onsemi’s 2023 first quarter results. The Company will also provide a real-time audio webcast of the teleconference on the Investor Relations page of its website at http://www.onsemi.com. The webcast replay will be available at this site approximately one hour following the live broadcast and will continue to be available for approximately 30 days following the conference call. Investors and interested parties can also access the conference call by pre-registering here .

About onsemi

onsemi (Nasdaq: ON) is driving disruptive innovations to help build a better future. With a focus on automotive and industrial end-markets, the company is accelerating change in megatrends such as vehicle electrification and safety, sustainable energy grids, industrial automation, and 5G and cloud infrastructure. onsemi offers a highly differentiated and innovative product portfolio, delivering intelligent power and sensing technologies that solve the world’s most complex challenges and leads the way to creating a safer, cleaner, and smarter world. onsemi is recognized as a Fortune 500® company and included in the S&P 500® index. Learn more about onsemi at www.onsemi.com.

# # #

onsemi and the onsemi logo are trademarks of Semiconductor Components Industries, LLC. All other brand and product names appearing in this document are registered trademarks or trademarks of their respective holders. Although the Company references its website in this news release, information on the website is not to be incorporated herein.

Stefanie Cuene	Parag Agarwal

Head of Public Relations	Vice President - Investor Relations & Corporate Development

onsemi	onsemi

(602) 315-3778	(602) 244-3437

stefanie.cuene@onsemi.com	investor@onsemi.com

This document includes “forward-looking statements,” as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included or incorporated in this document could be deemed forward-looking statements, particularly statements about the future financial performance of onsemi, including financial guidance for the second quarter of 2023. Forward-looking statements are often characterized by the use of words such as “believes,” “estimates,” “expects,” “projects,” “may,” “will,” “intends,” “plans,” “anticipates,” “should” or similar expressions or by discussions of strategy, plans or intentions. All forward-looking statements in this document are made based on our current expectations, forecasts, estimates and assumptions and involve risks, uncertainties and other factors that could cause results or events to differ materially from those expressed in the forward-looking statements. Certain factors that could affect our future results or events are described under Part I, Item 1A “Risk Factors” in the 2022 Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 6, 2023 (the “2022 Form 10-K”) and from time to time in our other SEC reports. Readers are cautioned not to place undue reliance on forward-looking statements. We assume no obligation to update such information, which speaks only as of the date made, except as may be required by law. Investing in our securities involves a high degree of risk and uncertainty, and you should carefully consider the trends, risks and uncertainties described in this document, our 2022 Form 10-K and other reports filed with or furnished to the SEC before making any investment decision with respect to our securities. If any of these trends, risks or uncertainties actually occurs or continues, our business, financial condition or operating results could be materially adversely affected, the trading prices of our securities could decline, and you could lose all or part of your investment. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement.

ON SEMICONDUCTOR CORPORATION

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share data)

	Quarters Ended
	March 31, 2023	December 31, 2022	April 1, 2022

Revenue	$1,959.7	$2,103.6	$1,945.0

Cost of revenue	1,042.2	1,083.1	983.7

Gross profit	917.5	1,020.5	961.3

Gross margin	46.8%	48.5%	49.4%

Operating expenses:

Research and development	138.4	136.4	156.8

Selling and marketing	71.8	74.2	71.1

General and administrative	75.9	97.2	77.9
Amortization of acquisition-related intangible assets	15.0	16.1	21.3

Restructuring, asset impairments and other charges, net	51.5	(7.7)	(13.0)

Total operating expenses	352.6	316.2	314.1

Operating income	564.9	704.3	647.2

Other income (expense), net:

Interest expense	(26.4)	(27.5)	(21.6)

Interest income	17.1	9.1	0.4

(Loss) gain on debt prepayment	(13.3)	0.2	—

(Loss) gain on divestiture of business	(1.1)	64.9	—

Other income	4.7	12.3	2.1

Other income (expense), net	(19.0)	59.0	(19.1)

Income before income taxes	545.9	763.3	628.1

Income tax provision	(83.7)	(159.0)	(97.1)

Net income	462.2	604.3	531.0

Less: Net income attributable to non-controlling interest	(0.5)	—	(0.8)

Net income attributable to ON Semiconductor Corporation	$461.7	$604.3	$530.2

Net income for diluted earnings per share of common stock	$462.1	$604.7	$530.7

Net income per share of common stock:

Basic	$1.07	$1.40	$1.22

Diluted	$1.03	$1.35	$1.18

Weighted average common shares outstanding:

Basic	431.9	432.2	433.3

Diluted	448.5	447.9	448.9

ON SEMICONDUCTOR CORPORATION

UNAUDITED CONSOLIDATED BALANCE SHEETS

(in millions)

	March 31, 2023	December 31, 2022	April 1, 2022

Assets

Cash and cash equivalents	$2,702.4	$2,919.0	$1,645.1

Receivables, net	880.9	842.3	910.7

Inventories	1,814.9	1,616.8	1,496.0

Other current assets	318.1	351.3	315.6

Total current assets	5,716.3	5,729.4	4,367.4

Property, plant and equipment, net	3,692.9	3,450.7	2,559.4

Goodwill	1,577.6	1,577.6	1,936.7

Intangible assets, net	339.8	359.7	474.5

Deferred tax assets	473.1	376.7	349.3

Right-of-use financing lease	45.2	45.8	21.9

Other assets	429.4	438.6	503.2

Total assets	$12,274.3	$11,978.5	$10,212.4

Liabilities and Stockholders’ Equity

Accounts payable	$976.2	$852.1	$725.3

Accrued expenses and other current liabilities	666.0	1,047.3	657.7

Current portion of financing lease liabilities	11.6	14.2	12.7

Current portion of long-term debt	926.2	147.8	170.4

Total current liabilities	2,580.0	2,061.4	1,566.1

Long-term debt	2,538.0	3,045.7	3,035.4

Deferred tax liabilities	36.6	34.1	40.9

Long-term financing lease liabilities	24.0	23.0	10.2

Other long-term liabilities	628.7	607.3	541.8

Total liabilities	5,807.3	5,771.5	5,194.4

ON Semiconductor Corporation stockholders’ equity:

Common stock	6.1	6.1	6.1

Additional paid-in capital	4,633.6	4,670.9	4,533.3

Accumulated other comprehensive loss	(29.6)	(23.2)	(26.4)

Accumulated earnings	4,826.1	4,364.4	2,992.4

Less: Treasury stock, at cost	(2,988.2)	(2,829.7)	(2,507.2)

Total ON Semiconductor Corporation stockholders’ equity	6,448.0	6,188.5	4,998.2

Non-controlling interest	19.0	18.5	19.8

Total stockholders’ equity	6,467.0	6,207.0	5,018.0

Total liabilities and stockholders’ equity	$12,274.3	$11,978.5	$10,212.4

ON SEMICONDUCTOR CORPORATION

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

	Quarters Ended

	March 31, 2023	December 31, 2022	April 1, 2022

Cash flows from operating activities:

Net income	$462.2	$604.3	$531.0

Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation and amortization	145.0	133.2	140.6

Loss (Gain) on sale and disposal of fixed assets	1.2	0.5	(16.6)

Loss (gain) on divestiture of businesses	1.1	(64.9)	—

Loss (gain) on debt prepayment	13.3	(0.2)	—

Amortization of debt discount and issuance costs	2.9	2.4	3.2

Share-based compensation	27.7	24.3	22.5

Non-cash asset impairment charges	12.7	—	6.7

Change in deferred tax balances	(1.5)	67.7	38.3

Other	(7.0)	(0.5)	0.5

Changes in assets and liabilities	(248.7)	(35.5)	(247.6)

Net cash provided by operating activities	$408.9	$731.3	$478.6

Cash flows from investing activities:

Purchase of Property, Plant and Equipment (“PP&E”)	$(321.5)	$(342.0)	$(173.8)

Deposits and proceeds from sale of PP&E	1.7	0.1	36.7

Deposits utilized (made) for purchase of PP&E	(16.7)	22.7	1.6

Divestiture of business, net of cash transferred	—	172.6	12.9

Purchase of available-for-sale securities	—	—	(7.8)

Proceeds from sale or maturity of available-for-sale securities	10.8	4.8	3.4

Payments related to acquisition of business, net of cash acquired	(236.3)	—	(2.4)

Net cash used in investing activities	$(562.0)	$(141.8)	$(129.4)

Cash flows from financing activities:

Proceeds for the issuance of common stock under the ESPP	$7.3	$4.7	$7.8

Payment of tax withholding for RSUs	(47.6)	(10.7)	(58.8)

Repurchase of common stock	(104.0)	(92.9)	—

Issuance and borrowings under debt agreements	1,470.0	—	—

Reimbursement of debt issuance costs	4.5	—	—

Payment of debt issuance and other financing costs	(4.8)	—	—

Repayment of borrowings under debt agreements	(1,213.7)	(20.5)	(4.1)

Payment for purchase of bond hedges	(414.0)	—	—

Proceeds from issuance of warrants	242.5	—	—

Payments related to prior acquisition	—	(9.2)	—

Payment of finance lease obligations	(3.6)	1.0	—

Dividend to non-controlling shareholder	—	(2.1)	(2.2)

Net cash used in financing activities	$(63.4)	$(129.7)	$(57.3)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	0.1	0.8	(0.7)

Net (decrease) increase in cash, cash equivalents and restricted cash	(216.4)	460.6	291.2

Beginning cash, cash equivalents and restricted cash	2,933.0	2,472.4	1,377.7

Ending cash, cash equivalents and restricted cash	$2,716.6	$2,933.0	$1,668.9

ON SEMICONDUCTOR CORPORATION

RECONCILIATION OF GAAP VERSUS NON-GAAP DISCLOSURES

(in millions, except per share and percentage data)

	Quarters Ended
	March 31, 2023	December 31, 2022	April 1, 2022

Reconciliation of GAAP to non-GAAP gross profit:

GAAP gross profit	$917.5	$1,020.5	$961.3

Special items:

a) Impact of business wind down	(2.1)	(3.6)	—

b) Amortization of acquisition-related intangible assets	1.4	1.6	—

Total special items	(0.7)	(2.0)	—

Non-GAAP gross profit	$916.8	$1,018.5	$961.3

Reconciliation of GAAP to non-GAAP gross margin:

GAAP gross margin	46.8%	48.5%	49.4%

Special items:

a) Impact of business wind down	(0.1)%	(0.2)%	—%

b) Amortization of acquisition-related intangible assets	0.1%	0.1%	—%

Total special items	—%	(0.1)%	—%

Non-GAAP gross margin	46.8%	48.4%	49.4%

Reconciliation of GAAP to non-GAAP operating expenses:

GAAP operating expenses	$352.6	$316.2	$314.1

Special items:

a) Amortization of acquisition-related intangible assets	(15.0)	(16.1)	(21.3)

b) Restructuring, asset impairments and other, net	(51.5)	7.7	13.0

c) Third party acquisition and divestiture-related costs	(0.1)	(7.4)	(3.0)

Total special items	(66.6)	(15.8)	(11.3)

Non-GAAP operating expenses	$286.0	$300.4	$302.8

Reconciliation of GAAP to non-GAAP operating income:

GAAP operating income	$564.9	$704.3	$647.2

Special items:

a) Impact of business wind down	(2.1)	(3.6)	—

b) Amortization of acquisition-related intangible assets	16.4	17.7	21.3

c) Restructuring, asset impairments and other, net	51.5	(7.7)	(13.0)

d) Third party acquisition and divestiture-related costs	0.1	7.4	3.0

Total special items	65.9	13.8	11.3

Non-GAAP operating income	$630.8	$718.1	$658.5

Reconciliation of GAAP to non-GAAP operating margin (operating income / revenue):

GAAP operating margin	28.8%	33.5%	33.3%

Special items:

a) Impact of business wind down	(0.1)%	(0.2)%	—%

b) Amortization of acquisition-related intangible assets	0.8%	0.8%	1.1%

c) Restructuring, asset impairments and other, net	2.6%	(0.4)%	(0.7)%

d) Third party acquisition and divestiture-related costs	—%	0.4%	0.2%

Total special items	3.4%	0.7%	0.6%

Non-GAAP operating margin	32.2%	34.1%	33.9%

Reconciliation of GAAP to non-GAAP income before income taxes:

GAAP income before income taxes	$545.9	$763.3	$628.1

Special items:

a) Impact of business wind down	(2.1)	(3.6)	—

b) Amortization of acquisition-related intangible assets	16.4	17.7	21.3

c) Restructuring, asset impairments and other, net	51.5	(7.7)	(13.0)

d) Third party acquisition and divestiture-related costs	0.1	7.4	3.0

e) Loss (gain) on debt repurchase or exchange	13.3	(0.2)	—

f) Actuarial gains on pension plans and other pension benefits	—	(22.0)	—

ON SEMICONDUCTOR CORPORATION

RECONCILIATION OF GAAP VERSUS NON-GAAP DISCLOSURES (Continued)

(in millions, except per share and percentage data)

	Quarters Ended
	March 31, 2023	December 31, 2022	April 1, 2022

g) Loss (gain) on divestiture of business	1.1	(64.9)	—

Total special items	80.3	(73.3)	11.3

Non-GAAP income before income taxes	$626.2	$690.0	$639.4

Reconciliation of GAAP to non-GAAP net income attributable to ON Semiconductor Corporation:

GAAP net income attributable to ON Semiconductor Corporation	$461.7	$604.3	$530.2

Special items:

a) Impact of business wind down	(2.1)	(3.6)	—

b) Amortization of acquisition-related intangible assets	16.4	17.7	21.3

c) Restructuring, asset impairments and other, net	51.5	(7.7)	(13.0)

d) Third party acquisition and divestiture-related costs	0.1	7.4	3.0

e) Actuarial gains on pension plans and other pension benefits	—	(22.0)	—

f) Loss (gain) on debt repurchase or exchange	13.3	(0.2)	—

g) Loss (gain) on divestiture of a business	1.1	(64.9)	—

h) Income taxes	(18.3)	49.4	(3.0)

Total special items	62.0	(23.9)	8.3

Non-GAAP net income attributable to ON Semiconductor Corporation	$523.7	$580.4	$538.5

GAAP net income for diluted earnings per share	$462.1	$604.7	$530.7

Non-GAAP net income for diluted earnings per share	$524.1	$580.8	$539.0

Reconciliation of GAAP to non-GAAP diluted shares outstanding:

GAAP diluted shares outstanding	448.5	447.9	448.9

Special items:

a) Less: dilutive shares attributable to convertible notes	(9.4)	(8.0)	(6.9)

Total special items	(9.4)	(8.0)	(6.9)

Non-GAAP diluted shares outstanding	439.1	439.9	442.0

Non-GAAP diluted earnings per share:

Non-GAAP net income for diluted earnings per share	$524.1	$580.8	$539.0

Non-GAAP diluted shares outstanding	439.1	439.9	442.0

Non-GAAP diluted earnings per share	$1.19	$1.32	$1.22

Reconciliation of net cash provided by operating activities to free cash flow:

Net cash provided by operating activities	$408.9	$731.3	$478.6

Special items:

a) Purchase of property, plant and equipment	(321.5)	(342.0)	(173.8)

Total special items	(321.5)	(342.0)	(173.8)

Free cash flow	$87.4	$389.3	$304.8

	Quarters Ended
	July 1, 2022	September 30, 2022	December 31, 2022	March 31, 2023	LTM

Net cash provided by operating activities	$420.8	$1,002.4	$731.3	$408.9	$2,563.4

Purchase of property, plant and equipment	(218.1)	(271.1)	(342.0)	(321.5)	(1,152.7)

Free cash flow	$202.7	$731.3	$389.3	$87.4	$1,410.7

Revenue	$2,085.0	$2,192.6	$2,103.6	$1,959.7	$8,340.9

Certain of the amounts in the above tables may not total due to rounding of individual amounts.

Total share-based compensation related to restricted stock units, stock grant awards and the employee stock purchase plan is included below:

ON SEMICONDUCTOR CORPORATION

RECONCILIATION OF GAAP VERSUS NON-GAAP DISCLOSURES (Continued)

(in millions, except per share and percentage data)

	Quarters Ended
	March 31, 2023	December 31, 2022	April 1, 2022
Cost of revenue	$3.7	$3.1	$2.6
Research and development	4.5	3.1	4.4
Selling and marketing	4.1	4.2	3.8
General and administrative	15.4	13.9	11.7

Total share-based compensation	$27.7	$24.3	$22.5

SUPPLEMENTAL FINANCIAL DATA

	Quarters Ended
	March 31, 2023	December 31, 2022	April 1, 2022
Net cash provided by operating activities	$408.9	$731.3	$478.6
Free cash flow	87.4	389.3	304.8
Cash paid for income taxes	35.2	113.7	15.7

Depreciation and amortization	$145.0	$133.2	140.6
Less: Amortization of acquisition-related intangible assets	16.4	17.7	21.3

Depreciation and amortization (excl. amortization of acquisition-related intangible assets)	$128.6	$115.5	$119.3

NON-GAAP MEASURES

To supplement the consolidated financial results prepared in accordance with GAAP, onsemi uses certain non-GAAP measures, which are adjusted from the most directly comparable GAAP measures to exclude items related to the amortization of acquisition-related intangibles, expensing of appraised inventory fair market value step-up, inventory valuation adjustments, in-process research and development expenses, restructuring, asset impairments and other, net, goodwill impairment charges, gains and losses on debt prepayment, non-cash interest expense, actuarial (gains) losses on pension plans and other pension benefits, third party acquisition and divestiture-related costs, tax impact of these items and certain other non-recurring items, as necessary. Management does not consider the effects of these items in evaluating the core operational activities of onsemi. Management uses these non-GAAP measures internally to make strategic decisions, forecast future results and evaluate onsemi’s current performance. In addition, the Company believes that most analysts covering onsemi use the non-GAAP measures to evaluate onsemi’s performance. Given management’s and other relevant parties’ use of these non-GAAP measures, onsemi believes these measures are important to investors in understanding onsemi’s current and future operating results as seen through the eyes of management. In addition, management believes these non-GAAP measures are useful to investors in enabling them to better assess changes in onsemi’s core business across different time periods. These non-GAAP measures are not prepared in accordance with, and should not be considered alternatives or necessarily superior to, GAAP financial data and may be different from non-GAAP measures used by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures, even if they have similar names.

Non-GAAP Revenue

The use of non-GAAP revenue allows management to evaluate, among other things, the revenue from the Company’s core businesses and trends across different reporting periods on a consistent basis, independent of special items. In addition, non- GAAP revenue is an important component of management’s internal performance measurement and incentive and reward process as it is used to assess the current and historical financial results of the business and for strategic decision making, preparing budgets, obtaining targets and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to evaluate the Company’s revenue generation performance relative to the direct costs of operations of onsemi’s core businesses.

Non-GAAP Gross Profit and Gross Margin

The use of non-GAAP gross profit and gross margin allows management to evaluate, among other things, the gross margin and gross profit of the Company’s core businesses and trends across different reporting periods on a consistent basis, independent of non-cash items including, generally speaking, expensing of appraised inventory fair market value step-up, impact of business wind down and non-recurring facility costs. In addition, it is an important component of management’s internal performance measurement and incentive and reward process as it is used to assess the current and historical financial results of the business and for strategic decision making, preparing budgets, obtaining targets and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to evaluate our revenue generation performance relative to the direct costs of revenue of onsemi’s core businesses.

Non-GAAP Operating Income and Operating Margin

The use of non-GAAP operating income and operating margin allows management to evaluate, among other things, the operating margin and operating income of the Company’s core businesses and trends across different reporting periods on a consistent basis, independent of non-cash items including, generally speaking, expensing of appraised inventory fair market value step-up, impact of business wind down, non-recurring facility costs, amortization and impairments of intangible assets, third party acquisition and divestiture-related costs, restructuring charges and certain other special items as necessary. In addition, it is an important component of management’s internal performance measurement and incentive and reward process as it is used to assess the current and historical financial results of the business and for strategic decision making, preparing budgets, obtaining targets and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to evaluate the Company’s revenue generation performance relative to the direct costs of operations of onsemi’s core businesses.

Non-GAAP Net Income Attributable to onsemi and Non-GAAP Diluted Earnings Per Share

The use of non-GAAP net income attributable to onsemi and non-GAAP diluted earnings per share allows management to evaluate the operating results of onsemi’s core businesses and trends across different reporting periods on a consistent basis, independent of non-cash items including, generally, the amortization and impairments of intangible assets, expensing of appraised inventory fair market value step-up, impact of business wind down, non-recurring facility costs, restructuring, gains and losses on debt prepayment, non-cash interest expense, actuarial (gains) losses on pension plans and

NON-GAAP MEASURES (Continued)

other pension benefits, third party acquisition and divestiture-related costs, discrete tax items and other non-GAAP tax adjustments and certain other special items, as necessary. In addition, these items are important components of management’s internal performance measurement and incentive and reward process, as they are used to assess the current and historical financial results of the business and for strategic decision making, preparing budgets, setting targets and forecasting future results. Management presents these non-GAAP financial measures to enable investors and analysts to understand the results of operations of onsemi’s core businesses and, to the extent comparable, to compare our results of operations on a more consistent basis against those of other companies in our industry.

Free Cash Flow

The use of free cash flow allows management to evaluate, among other things, the ability of the Company to make interest or principal payments on its debt. Free cash flow is defined as the difference between cash flow from operating activities and capital expenditures disclosed under investing activities in the consolidated statement of cash flows. Free cash flow is not an alternative to cash flow from operating activities as a measure of liquidity. It is an important component of management’s internal performance measurement and incentive and reward process as it is used to assess the current and historical financial results of the business and for strategic decision making, preparing budgets, obtaining targets and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to evaluate our revenue generation performance relative to the direct costs of operations of onsemi’s core businesses.

Non-GAAP Diluted Share Count

The use of non-GAAP diluted share count allows management to evaluate, among other things, the potential dilution due to the outstanding restricted stock units excluding the dilution from the convertible notes that is covered by hedging activity up to a certain threshold. In periods when the quarterly average stock price per share exceeds $20.72 for the 1.625% Notes, $52.97 for the 0% Notes, and $103.87 for the 0.50% Notes, the non-GAAP diluted share count includes the anti-dilutive impact of the Company’s hedge transactions issued concurrently with the 1.625% Notes, the 0% Notes, and the 0.50% Notes respectively. At an average stock price per share between $20.72 and $30.70 for the 1.625% Notes, $52.97 and $74.34 for the 0% Notes, and $103.87 and $156.78 for the 0.50% Notes, the hedging activity offsets the potentially dilutive effect of the 1.625% Notes, the 0% Notes, and the 0.50% Notes, respectively. In periods when the quarterly average stock price exceeds $30.70 for the 1.625% Notes, $74.34 for the 0% Notes, and $156.78 for the 0.50% Notes, the dilutive impact of the warrants issued concurrently with such notes are included in the diluted shares outstanding.